SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report: April 23, 2012

(Date of earliest event reported)

LOGITECH INTERNATIONAL S.A.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-29174

Canton of Vaud, Switzerland	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Logitech International S.A.

Apples, Switzerland

c/o Logitech Inc.

7600 Gateway Boulevard

Newark, California 94560

(Address of principal executive offices and zip code)

(510) 795-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities

The purpose of this Current Report on Form 8-K/A is to amend the Current Report on Form 8-K of Logitech International S.A. (“Logitech” or the “Company”), filed on April 26, 2012, which described a planned restructuring as part of Logitech’s efforts to simplify its product portfolio, business and organization in pursuit of improved performance. The restructuring is expected to result in a reduction of approximately $80 million in annual operating expenses. The restructuring includes the elimination of a layer of executive management, a re-alignment of reporting assignments for the sales regions, product groups and marketing groups, and a workforce reduction.

The Company expects to incur total pre-tax charges in connection with the restructuring of approximately $35 million during the current fiscal year, of which approximately $32 million is expected to be incurred during the first quarter of fiscal year 2013. Of the total charges, the Company anticipates that approximately $30 million would be for one-time cash severance and other personnel costs and approximately $5 million would be for non-cash product-related costs related to the cancellation of product projects.

The foregoing contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the timing and elements of the restructuring, the timing and form of related charges, the expected annual operating expense reduction and Logitech’s ability to achieve improved performance. Statements regarding future events are based on Logitech’s current expectations and are subject to associated risks and uncertainties related to the completion of the restructuring in the manner anticipated by Logitech. These forward-looking statements may differ materially from actual future events or results due to a variety of factors, including: if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; if the restructuring fails to produce the intended performance and cost savings results or is not implemented in the contemplated timeframe. Please see the “Risk Factors” section of Logitech’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K, for other factors that could cause Logitech’s results to vary from expectations. Logitech undertakes no obligation to revise or update publicly any forward-looking statements.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release issued by Logitech International S.A., dated June 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

Logitech International S.A.

/s/ Guerrino De Luca
Guerrino De Luca
Chief Executive Officer

/s/ Erik K. Bardman
Erik K. Bardman
Senior Vice President, Finance and Chief Financial Officer

June 7, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Logitech International S.A., dated June 7, 2012.